Exhibit 99.1

Item 9 Labs Corp. Reports Second Quarter Fiscal Year 2020 Results

Revenue Growth of 65%

Expanding into Nevada and Global Franchising

PHOENIX, AZ – Accesswire - May 18, 2020 -- Item 9 Labs Corp. (OTC: INLB) (“Item 9 Labs” or the “Company”), a vertically integrated multi-state cannabis operator producing best-in-class products, today announced the Company’s operating and financial results for the fiscal second quarter ended March 31, 2020.

Key Financial Highlights for Q2 FY 2020

•	Revenue increased 65% to $1.9 million
•	Operating expenses as a percentage of revenue declined from 125% to 80%

Key Business Highlights for Q2 FY 2020

•       Entered into definitive agreement to acquire OCG, Inc. to accelerate the Item 9 Labs global franchise strategy; closing pending completion of conditions

•       Closed asset acquisition to expand to Nevada; completion subject to regulatory approval

Management Commentary

“We are very pleased with our impressive 65% top-line revenue growth to start 2020,” commented, Andrew Bowden, Item 9 Labs’s Chief Executive Officer. “While our margins dipped lower in the quarter due to a quicker-than-expected ramp in production in order to meet demand, we have since improved efficiencies and seen a rebound in margins.”

Bowden, continued, “Our team has been focused and executing on both organic and acquisitive growth opportunities. The expansion of our Arizona facility has and will continue to fuel near-term revenue growth, supporting the expansion of our product line into additional accounts in the Arizona market. We have increased our product offerings, operating capacity and geographical reach, all leading to successfully penetrating 75% of the Arizona market.”

Bowden concluded, “Our upcoming operations in Nevada will provide additional growth expected toward the end of calendar 2020 and into 2021. Additionally, we are extremely excited about the potential of our agreement to acquire OCG, Inc. and the expansion of our global dispensary franchise strategy. We are enthusiastic and confident with our opportunities for growth and profitability in Arizona, Nevada and soon-to-be Colorado. Our team is poised to execute on this expansion and believes it will add significant value to our shareholders. We look forward to reporting our progress as it unfolds throughout 2020.”

Nevada Asset Purchase

Acquired all outstanding interest in cultivation, production, and distribution licenses in Pahrump, Nevada, from Strive Wellness of Nevada, LLC. Plans are in place to construct and manage a 20,000 square-foot medical marijuana cultivation and production facility in Pahrump, NV, under which these licenses were awarded.

Financial Results for the Three Months Ended March 31, 2020:

Revenue for the three months ended March 31, 2020 was $1.9 million, an increase of $0.7 million or 65%, as compared to $1.1 million for the three months ended March 31, 2019. The revenue increase was primarily due to an overall increase in monthly sales as production and demand for our products grew. Management anticipates revenues to continue to grow as the revenue trends are positive month over month.

Gross profit for the three months ended March 31, 2020 was $0.6 million, a slight decrease compared to $0.6 million for the three months ended March 31, 2019. The resulting gross margin was 32% for the three months ended March 31, 2020, compared to 53% for the three months ended March 31, 2019. The Company experienced an increase in costs necessary to ramp up production to meet demand and pivoted its sales strategy for certain product lines, reducing margins in the short term. Given the 16-17 week grow cycle, efficiencies are not immediately realized in costs. The Company expects to see gross profit margins increase over the next several months.

Operating expenses for the three months ended March 31, 2020 were $1.5 million, an increase of $0.1 million or 6%, compared to $1.4 million for the three months ended March 31, 2019. Operating expenses as a percentage of revenue decreased from 125% to 80% for the three months ended March 31, 2020, from the three months ended March 31, 2019. Management believes this ratio will continue to decrease going forward as the expectation is that revenues will continue to grow at a higher rate than operating expenses.

Operating loss for the three months ended March 31, 2020 was $0.9 million, an increase of $0.1 million, or 11%, compared to $0.8 million for the three months ended March 31, 2019.

Net loss for the three months ended March 31, 2020 was $1.6 million, an increase of $0.6 million, or 76%, compared to $0.9 million for the three months ended March 31, 2019. The net loss for the three months ended March 31, 2020 included $0.7 million of interest expense, as compared to nil for the three months ended March 31, 2019. The resulting loss per share for the three months ended March 31, 2020 was ($0.03) per share, compared to ($0.01) per share for the three months ended March 31, 2019.

Adjusted EBITDA loss, after adding back non-cash operating expenses, depreciation and amortization, interest and stock-based compensation, for the three months ended March 31, 2020 was $0.5 million, an increase of $0.1 million, or 25%, compared to $0.4 million for the three months ended March 31, 2019.

Financial Results for the Six Months Ended March 31, 2020:

Revenue for the six months ended March 31, 2020 was $3.4 million, an increase of $1.3 million or 63%, compared to $2.1 million for the six months ended March 31, 2019.

Gross profit for the six months ended March 31, 2020 was $1.1 million, a slight decrease compared to $1.1 million for the six months ended March 31, 2019. The resulting gross margin was 32% for the six months ended March 31, 2020, compared to 52% for the six months ended March 31, 2019.

Operating expenses for the six months ended March 31, 2020 was $3.2 million, an increase of $1.0 million or 45%, compared to $2.2 million for the six months ended March 31, 2019. Operating expenses as a percentage of revenue decreased from 105% to 93% for the six months ended March 31, 2020, from the six months ended March 31, 2019.

Operating loss for the six months ended March 31, 2020 was $2.1 million, an increase of $1.0 million, or 88%, compared to $1.1 million for the six months ended March 31, 2019. Operating loss for the six months ended March 31, 2020 and March 31, 2019 included stock-based compensation of $0.2 million and $0.3 million, respectively.

Net loss for the six months ended March 31, 2020 was $3.6 million, an increase of $2.5 million, or 233%, compared to $1.1 million for the six months ended March 31, 2019. The net loss for the six months ended March 31, 2020 included $1.5 million of interest expense, as compared to nil for the six months ended March 31, 2019. The resulting loss per share for the six months ended March 31, 2020 was ($0.06) per share, compared to ($0.02) per share for the six months ended March 31, 2019.

Adjusted EBITDA loss, after adding back non-cash operating expenses, depreciation and amortization, interest and stock-based compensation, for the six months ended March 31, 2020 was $0.9 million, an increase of $0.2 million, or 28%, compared to $0.7 million for the six months ended March 31, 2019.

Use of Non-GAAP Financial Measures

To supplement Item 9 Labs’s financial statements presented on a GAAP basis, Item 9 Labs provides Adjusted EBITDA as a supplemental measure of its performance.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, Adjusted EBITDA as a non-GAAP financial measures of earnings. Adjusted EBITDA represents EBITDA plus stock-based compensation and change in fair value of derivative liabilities. Our management uses Adjusted EBITDA, as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to access the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

About Item 9 Labs Corp:

Item 9 Labs Corp. (OTC: INLB) is a vertically integrated multi-state cannabis operator headquartered in Arizona. The Company creates best-in-class products and canna-business solutions designed to help people become the best versions of themselves. With an award-winning CPG brand and nationally recognized application team, Item 9 Labs improves the cannabis experience while providing transparency, consistency, and well-being for those relying on them. For additional information, please visit: https://www.item9labscorp.com

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, including, but not limited to, risks and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, proposed transactions that are not legally binding obligations of the company and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include the introduction of new technology, market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Contact:

Item 9 Labs

Kyle Jennings, VP of Marketing

Phone: (518) 265-9217

Email: Kyle@item9labs.com

Investor Contact:

Hayden IR
Brett Mass, Managing Partner
Phone: (646) 536-7331
Email: INLB@haydenir.com